SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

Commission File Number: 333-147917

Bio-Solutions Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	98-0557171 (I.R.S. Employer Identification No.)
14517, Joseph Marc Vermette, Mirabel (Québec), Canada (Address of principal executive offices)	J7J 1X2 (Zip Code)
(888) 686-2611 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Private Placement

On December 18, 2008, the Registrant issued an aggregate of 421,502 shares of its restricted common stock at a price of $0.20 USD per share in exchange for cash of $25,000 USD, and $59,725.00 CDN raised from July to September 2008 as reported in our most recent quarterly report on Form 10-Q.  The shares were issued to a total of seven purchasers in transactions which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Regulation S promulgated pursuant to that act by the Securities and Exchange Commission. The proceeds were used for working capital.   The amount was reflected as a liability for stock to be issued on the balance sheet as of the quarter ending September 30, 2008 since the Registrant did not issue the shares at the time of subscription.

Conversion of Outstanding Loans

On December 18, 2008, the Registrant issued an aggregate of 916,343 shares of its common stock to certain holders of certain outstanding promissory notes in the amount of $115,000 CDN, who elected to convert the amounts due at the conversion price of $0.12 USD per share.  The Registrant issued an aggregate of 124,998 shares of its common stock to certain holders of certain outstanding promissory notes in the amount of $15,000 USD, who elected to convert the amounts due at the conversion price of $0.12 USD per share.  The shares were issued in transactions which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Regulation S promulgated pursuant to that act by the Securities and Exchange Commission. The original promissory notes were short term loans for amounts ranging between $5,000 and $45,000 (CD$) each and were provided to the Registrant for working capital.

Consulting Agreements

On July 15, 2008, the Registrant entered into an agreement with Springboard Capital Corporation for that company to provide consulting services to the Registrant in exchange for 500,000 shares of the Registrant’s restricted common stock.

On July 30, 2008, the Registrant entered into an agreement with Dajesto Inc., for that company to provide consulting services to the registrant in exchange for 525,000 shares of the Registrant’s restricted common stock.

Also on July 30, 2008, the Registrant entered into an agreement with Normand Tremblay & Associés, for that company to provide consulting services to the registrant in exchange for 525,000 shares of the Registrant’s restricted common stock.

On October 30, 2008, all of the shares were issued to those consultants in transactions which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bio-Solutions Corp.

December 23, 2008	By:	/s/ Roger Corriveau
Roger Corriveau
President, Chief Executive Officer, Director